Exhibit 10



                     FIRST AMENDMENT OF PARTNERSHIP AGREEMENT
                            OF ALADDIN PARTNERS, L.P.


                   This First Amendment of Partnership Agreement of Aladdin

         Partners, L.P. made and entered into this 16th day of April, 1996,

         by and among ASL Management Corp., Jeffrey Lorberbaum, Mark

         Lorberbaum, and Suzanne L. Helen, (the "General Partners")

                             W I T N E S S E T H, THAT:

                   WHEREAS, The General Partners are all of the general

         partners of Aladdin Partners, L.P. (the "Partnership"), a limited

         Partnership organized under the laws of Georgia;

                   WHEREAS, pursuant to Section 14.1 of the partnership

         agreement (the "Partnership Agreement") of the Partnership the

         General Partners have consented to the admission of The Lorberbaum

         Children's Trust, established under an agreement dated April 11,

         1996 (the "Children's Trust") the Lorberbaum Family Trust,

         established under an agreement dated April 11, 1996 (the "Family

         Trust") and THE S.H. SHARPE GRANDCHILDREN TRUST (the "Sharpe

         Trust") as limited partners of the Partnership;

                   WHEREAS, the General Partners wish to amend the

         Partnership Agreement to reflect (i) the transfer by Alan S.

         Lorberbaum of a 47.76485% limited partnership interest to the

         Children's Trust and a 35.82363% limited partnership interest to the Family Trust and the transfer by Sylvester H. Sharpe of a

         0.52083% limited partnership interest to the Sharpe Trust and (ii)





         the admission of the Children's Trust, the Family Trust and the

         Sharpe Trust as limited partners of the Partnership;

                   NOW, THEREFORE, the General Partners agree as follows:

                   From and after the effective date hereof, the first

         sentence of Section 2.2 of the Partnership Agreement is hereby amended to read as follows:

                   "Section 2.2.  Limited Partners.  The limited partners

         of the Partnership and their respective percentage interests in the Partnership as set forth opposite their names are:

                                                      PERCENTAGE
                   LIMITED PARTNER                     INTEREST

              Jeffrey Lorberbaum, Mark Lorberbaum,    47.76485%
              Suzanne L. Helen, Barry L. Hoffman,
              and Jack Sharpe, as Trustees of the
              Lorberbaum Children's Trust

              Jeffrey Lorberbaum, Mark Lorberbaum,    35.82363
              Suzanne L. Helen, Barry L. Hoffman,
              and Jack Sharpe, as Trustees of the
              Lorberbaum Family Trust

              Lynne Sharpe Mozley and Stephen H.        .52083
              Sharpe, as Trustees of the S.H.
              Sharpe Grandchildren Trust

              Mark Lorberbaum, Jack Sharpe and         3.41385
              Barry L. Hoffman, as trustees of
              the Jeffrey Lorberbaum Life Trust

              Jeffrey Lorberbaum, Jack Sharpe          3.41385
              and Barry L. Hoffman, as trustees
              of the Mark Lorberbaum Life Trust

              Jeffrey Lorberbaum, Jack Sharpe          3.41385
              and Barry L. Hoffman, as trustees
              of the Suzanne Helen Life Trust

              Mark Lorberbaum and Barry L.              .75864
              Hoffman, as trustees of the Brian
              Lorberbaum Accumulation Trust



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              Mark Lorberbaum and Barry L. Hoffman,     .75864
              as trustees of the Lauren Lorberbaum
              Accumulation Trust

              Mark Lorberbaum and Jeffrey               .75864
              Lorberbaum, as trustees of the
              Jan Erik Helen Accumulation Trust

              Mark Lorberbaum and Jeffrey               .75864
              Lorberbaum, as trustees of the
              Katherine N. Helen Accumulation
              Trust

                                                      97.38542%

                   IN WITNESS WHEREOF, the undersigned have executed

         this First Amendment Partnership Agreement of Aladdin

         Partners, L.P., effective as of the date and year first

         written above.

                                  GENERAL PARTNERS

                                  ASL MANAGEMENT CORP.


                                  By:  /s/Alan Lorberbaum
                                       Alan Lorberbaum, Chief
                                       Executive Officer



                                  /s/Jeffrey Lorberbaum
                                  Jeffrey Lorberbaum



                                  /s/Mark Lorberbaum
                                  Mark Lorberbaum



















                                  /s/Suzanne L. Helen
                                  Suzanne L. Helen



                                  /s/Sylvester H. Sharpe
                                  Sylvester H. Sharpe












































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